Exhibit 10.36
HARMONIC INC.
1995 STOCK PLAN
RESTRICTED STOCK UNIT AGREEMENT
     Unless otherwise defined herein, the terms defined in the Harmonic Inc. 1995 Stock Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).
     1. Grant. The Company hereby grants to Participant under the Plan an Award of Restricted Stock (denominated in units) (the “Restricted Stock Units”), subject to all of the terms and conditions in this Agreement, the related RSU Notice of Grant and the Plan, all of which are incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.
     2. Company’s Obligation to Pay. Unless and until the Restricted Stock Units will have vested in the manner set forth in the related RSU Notice of Grant, paragraph 3 below or Section 17 of the Plan, Participant will have no right to payment of any Shares. Prior to actual payment of any vested Shares, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
     3. Vesting Schedule and Issuance of Shares.
          (a) Subject to paragraphs 4 and 11, and Section 17 of the Plan, the Restricted Stock Units awarded by this Agreement will vest as to the number of units, and on the dates shown, as set forth in the related RSU Notice of Grant (each a “Vesting Date”), but only if the Participant will have been in Continuous Status as an Employee or Consultant from the date the Restricted Stock Units were granted until the date such vesting occurs. If the Participant is not in Continuous Status as an Employee or Consultant on such date(s), the Award shall terminate, as set forth in paragraph 4.
          (b) As soon as practical upon or following each Vesting Date (but, except as provided in this Agreement, in no event later than the later of (i) the end of the calendar year that includes the applicable Vesting Date and (ii) two and one-half (2 1/2) months following the applicable Vesting Date, subject to any six (6) month delay required by paragraph 8), one Share shall be issued for each unit of Restricted Stock that vests on such Vesting Date, subject to the terms and provisions of the Plan and this Agreement.
          (c)   (i) If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Award, the payment of such accelerated portion of the Award shall be made as soon as practicable after the new vesting date, but, except as provided in this Agreement, in no event later than two and one-half (2 1/2) months following the end of the Company’s taxable year in which the applicable Vesting Date occurs; provided, however, if the Award is “deferred compensation” within the meaning of Section 409A, the payment of such accelerated portion of the Award nevertheless shall be made at the same time or times as if such Award had vested in accordance with the vesting schedule set forth in paragraph 3(a), including any necessary application of paragraph 8 (whether or not the Participant continues to provide services to the Company or a Parent or Subsidiary of the Company as of such date(s)), unless an earlier payment date, in the judgment of the Administrator, would not cause the Participant to incur an additional tax under Section 409A, in which case, payment of such accelerated Award shall be made within two and one-half (2 1/2) months following the earliest permissible payment date that would not cause the Participant to incur an additional tax under Section 409A, subject to paragraph 8 with respect to specified employees. Notwithstanding the foregoing, any delay in payment pursuant to this paragraph 3(c) will cease upon the Participant’s death and such payment will be made as soon as practicable after the date of Participant’s death. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
               (ii) If the vesting of all or a portion of this Award accelerates pursuant to (a) Section 17(c) of the Plan in the event of a merger or asset sale that is not a “change in control” within the meaning of Section 409A, or (b) pursuant to any other plan or agreement that provides for acceleration in the event of a merger or asset sale that is not a “change in control” within the meaning of Section 409A, then the payment of such accelerated portion of the Award (including any new or additional Awards existing as a result of paragraph 11 of this Agreement) will be made in accordance with the timing of payment rules that apply to discretionary accelerations under paragraph 3(c)(i). If the vesting of all or a portion of this Award accelerates in the event of a merger or asset sale that is a “change in control” within the meaning of Section 409A, then the payment of such accelerated portion of the Award (including any new or additional Awards existing as a result of paragraph 11 of this Agreement) will be made within two and one-half (2 1/2) months of the merger or asset sale.
          (d) No fractional Shares shall be issued under this Agreement.
     4. Forfeiture upon Termination of Continuous Status as an Employee or Consultant. Except as provided in paragraph 3, if the Participant’s Continuous Status as an Employee or Consultant terminates for any or no reason prior to vesting, the unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and the Participant’s right to acquire any Shares hereunder will immediately terminate.
     5. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

     6. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, or (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Participant. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to paragraph 3, the Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
     7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     8. Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units are accelerated in connection with the Participant’s termination of Continuous Status as an Employee or Consultant, such accelerated Restricted Stock Units will not be payable until and unless the Participant has a “separation from service” within the meaning of Section 409A. Further, and notwithstanding anything in the Plan or this Agreement to the contrary, if any such accelerated Restricted Stock Units would otherwise become payable upon a “separation from service” within the meaning of Section 409A, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such “separation from service” within the meaning of Section 409A (other than due to the Participant’s death) and (y) the payment of all or a portion of such accelerated Restricted Stock Units would result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s “separation from service” within the meaning of Section 409A, then the payment of the portion of such accelerated Restricted Stock Units that would result in the additional tax imposition will not be made until the date six (6) months and one (1) day following the date of the Participant’s “separation from service” within the meaning of Section 409A, unless the Participant dies following his or her termination of Continuous Status as an Employee or Consultant, in which case the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death (and in all cases within ninety (90) days of Participant’s death). It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.
     9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY REMAINING IN CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE WITH THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
     10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Vice President, Human Resources at Harmonic Inc., 549 Baltic Way, Sunnyvale, California, 94089, or at such other address as the Company may hereafter designate in writing.
     11. Changes in Restricted Stock Units. In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, the Restricted Stock Units will be increased, reduced or otherwise affected, and by virtue of any such event the Participant will in his or her capacity as owner of unvested Restricted Stock Units which have been awarded to him or her (the “Prior Restricted Stock Units”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities), such new or additional or different shares, cash or securities or property will thereupon be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Stock Units pursuant to this Agreement and the Plan. If the Participant receives rights or warrants with respect to any Prior Restricted Stock Units, such rights or warrants may be held or exercised by the Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Restricted Stock Units pursuant to the Plan and this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants; provided, however, that the payment of such accelerated new or additional awards shall be made in accordance with the timing of payment rules under paragraph 3(c)(i).
     12. Acknowledgments.
          Participant acknowledges the following:
          (a) The Company (whether or not Participant’s employer) is granting the Award. The grant of the Award, future grants of Awards, and benefits and rights provided under the Plan are at the complete discretion of the Company and do not constitute regular or periodic payments. No grant of Awards will be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The benefits and rights provided under the Plan are not to be considered part of Participant’s salary or compensation for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its subsidiaries for any reason whatsoever insofar as those rights result or may result from:
               (i) the loss or diminution in value of such rights under the Plan, or
               (ii) Participant ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.
          (b) The Company has the right, at any time to amend, suspend or terminate the Plan. The Plan will not be deemed to constitute, and will not be construed by Participant to constitute, part of the terms and conditions of employment, and that the Company will not incur any liability of any kind to Participant as a result of any change or amendment, or any cancellation, of the Plan at any time.
          (c) The Participant’s employment with the Company and/or its Subsidiaries is not affected at all by any Award and it is agreed by the Participant not to create an entitlement. Accordingly, the terms of the Participant’s employment with the Company and/or its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Participant (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause or notice, except as may be expressly prohibited by the laws of the jurisdiction in which the Participant is employed.
          (d) By entering into this Agreement, and as a condition of the grant of the Award, Participant consents to the collection, use, and transfer of personal data as described in this subsection to the full extent permitted by and in full compliance with Applicable Law.
               (i) Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).
               (ii) Participant further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).
               (iii) Participant understands that these Data Recipients may be located in Participant’s country of residence or elsewhere, such as the United States. Participant authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for Plan administration and/or the subsequent holding of Shares on Participant’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited.
               (iv) Participant understands that Participant may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Participant’s consent herein in writing by contacting the Company. Participant further understands that withdrawing consent may affect Participant’s ability to participate in the Plan.
          (e) Choice of Language.
               Participant has received this Agreement and any other related communications (including the Notice of Grant) and consents to having received these documents solely in English.
     13. Grant is Not Transferable. Except to the limited extent provided in paragraph 5, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     15. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, the Participant’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
     16. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
     18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

     22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company may amend this Agreement as necessary to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of Restricted Stock Units.
     23. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
     24. Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.